                                                               Three Months
                                                                  Ended
                                                              March 31, 1998

Net Income                                                      $ 224,639
                                                                =========

Weighted average shares outstanding
  for basic EPS computation                                       963,798

Reducton for common shares not yet
  released by Employee Stock Ownership Plan                       (71,944)
                                                                ---------

Total weighted average common shares
   outstanding for basic computation                              891,854
                                                                =========

Basic earnings per share                                        $    0.25
                                                                =========

Total weighted average common shares
  outstanding for basic computation                               891,854

Common stock equivalents due to
  dilutive effect of stock options                                 25,336
                                                                ---------

Total weighted aveage common shares and
  equivalents outstanding for diluted
  computation                                                     917,190
                                                                =========

Diluted earnings per share                                      $    0.24
                                                                =========
